                                                       Exhibit (10)(ii)(A)(xx)



DATE:    May 6, 2002

                         ERWIN WEISS EMPLOYMENT CONTRACT


1.       Title will be Senior Vice President.

2.       Base salary will be:

                    $350,000 effective April 1, 2002
                    $375,000 effective April 1, 2003
                    $400,000 effective April 1, 2004

         o        assumes he is employed at each effective date


3. If Erwin Weiss separates from AG, either voluntarily or involuntarily, AG will grant him $250,000 in deferred compensation.

4. If he separates from AG, either voluntarily or involuntarily, he will be granted three years of base salary continuation, and health care at the employee deduction rate, as severance; the salary continuation will be at the rate in effect at the time of separation, and will not increase, except as described in #5 below.

5. If he is involuntarily separated before March 2005, for purposes of determining his severance, his base salary will increase by $50,000 from the amount in effect at the time of his separation.

POSITION:

         o Full time internal consultant in addition to ongoing responsibility for operating activity.

DUTIES:

         o Work on any project, process improvement, study that is needed.

REPORTING:

         o        To the CEO or EVP's of American Greetings Corporation.

STATUS:

         o        Full Senior VP.

COMPENSATION:

         o        April 02 - 350K base

         o        April 03 - 375K base ~ compensation schedule only if employed at each date of increase

         o        April 04 - 400K base

BONUS:

         o 100% of bonus for Senior V.P. minimum, based on American Greetings Corporation achieving its Annual Plan.

STOCK OPTIONS:

         o        100% Senior V.P. minimum.

FULL BENEFITS:

         o        Accorded the Senior V.P. position.

ADJUSTMENTS TO EMPLOYMENT CONTRACT:

         o        Severance will be paid on either termination or resignation.

         o The $250K that is part of employment agreement should be amended to read it will be paid either on termination or resignation.

The $50K per annum salary adjustment that is effective as of March 2005 will be added to the base salary if employment agreement is triggered by termination.

AMERICAN GREETINGS CORPORATION                 ERWIN WEISS


By:    /s/ Zev Weiss                           /s/ Erwin Weiss
       -----------------------------           ----------------------------
       Zev Weiss
       Executive Vice President